UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2025, Marriott International, Inc. (“Marriott”) held its Annual Meeting of Stockholders. Marriott’s stockholders voted on the items outlined in the 2025 Proxy Statement (“Proxy Statement”), filed with the Securities and Exchange Commission on March 27, 2025, as follows:

1.	Marriott’s stockholders elected 13 director nominees named in the Proxy Statement with the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Anthony G. Capuano	2,083,121,558	9,610,919	3,187,891	376,503,044
Isabella D. Goren	2,072,447,919	19,355,273	4,117,176	376,503,044
Deborah M. Harrison	2,083,426,654	10,144,275	2,349,439	376,503,044
Frederick A. Henderson	2,048,513,137	44,253,568	3,153,663	376,503,044
Lauren R. Hobart	2,081,189,096	12,153,648	2,577,624	376,503,044
Debra L. Lee	2,045,982,530	45,733,707	4,204,131	376,503,044
Aylwin B. Lewis	2,051,986,707	39,337,251	4,596,410	376,503,044
David S. Marriott	2,072,919,664	20,059,634	2,941,070	376,503,044
Margaret M. McCarthy	2,079,015,534	14,024,834	2,880,000	376,503,044
Grant F. Reid	2,088,581,931	4,347,011	2,991,426	376,503,044
Horacio D. Rozanski	2,080,979,590	12,540,853	2,399,925	376,503,044
Susan C. Schwab	2,076,042,389	16,411,845	3,466,134	376,503,044
Sean C. Tresvant	2,088,523,139	4,714,891	2,682,338	376,503,044

2.	Marriott’s stockholders ratified the appointment of Ernst & Young LLP as Marriott’s independent registered public accounting firm for fiscal year 2025 with the following votes:

FOR	AGAINST	ABSTAIN
2,401,985,026	66,925,612	3,512,774

3.	Marriott’s stockholders approved the advisory resolution on the compensation of Marriott’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,933,251,725	156,401,118	6,267,525	376,503,044

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: May 13, 2025	By:	/s/ Andrew P.C. Wright
Andrew P.C. Wright
Senior Vice President, Assistant General Counsel, and Secretary